Exhibit 32.1

Statement

Pursuant to §906 of the sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned officer of Sonic Foundry, Inc. (the “Company”) hereby certifies that to the knowledge of the undersigned:

(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 14, 2003

/s/Rimas P. Buinevicius
Rimas P. Buinevicius
Chief Executive Officer

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